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                                                                  EXHIBIT 10.28

                                    AGREEMENT


         AGREEMENT, dated April 24, 2001, by and between United Auto Group, Inc., a Delaware Corporation (the "Company"), and Marshall S. Cogan ("MSC").

         WHEREAS, the Company and MSC are parties to a Non-Competition and Standstill Agreement (the "Non-Competition Agreement"), dated as of April 12, 1999, whereby, among other things, MSC is subject to various restrictions with respect to the capital stock of the Company and competing with the Company;

         WHEREAS, pursuant to the Non-Competition Agreement, the Company is required to make certain payments to MSC (the "Non-Compete Payments"); and

         WHEREAS, the Company desires to terminate its obligations to make the Non-Compete Payments to MSC.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Release (as defined below), the parties hereto agree as follows:

         1.       Amendment to Non-Compete. Clause (c) of the last sentence of
                  Section 3(a) (No Competing Business) of the Non-Competition Agreement is hereby amended to read as follows:

                           (c) within the continental United States or Puerto Rico, participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, corporation, partnership or other entity, whether as an employee, agent, or investor with a greater than $500,000,000 equity interest, in any business activities (a "Competitive Activity") if such activity constitutes the production, distribution, sale, service or provision of products or services that are similar to products or services then being produced, distributed, sold, serviced or otherwise provided by the Company or any of its subsidiaries as of the date of this Agreement.

         2. Termination of Non-Compete Payments. Section 6 (Consideration) of the Non-Competition Agreement is hereby deleted and is of no further force and effect.

         3. Release. Concurrently with the execution and delivery of this Agreement, MSC has executed and delivered to the Company a general release (the "Release") in the form of Exhibit A attached hereto.
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         4.       Payment to MSC. Immediately following the execution and
                  delivery of this Agreement, the Company shall pay MSC $4,000,000 by wire transfer of immediately available funds.

         5. Resignation. Concurrently with the execution and delivery of this Agreement, MSC has resigned from the Board of Directors of the Company.

         6. Stock Options. The option granted to MSC on January 14, 2000 to purchase 25,000 shares of common stock of the Company, par value $0.0001 per share, shall hereby be modified so that (i) the portion thereof that has not as of the date hereof vested and become exercisable shall immediately vest and become exercisable upon execution and delivery of this Agreement and
                  (ii) such option shall be exercisable until January 14, 2010. Such option shall in all other respects remain subject to the terms of the First Amended and Restated United Auto Group, Inc. Stock Option Plan and the stock option agreement entered into in connection with such grant.

         7. Consultation with Counsel. MSC acknowledges that he has had the opportunity to consult with a lawyer (of his own choosing and at his own expense) before executing and delivering this Agreement and the Release and that he has executed and delivered this Agreement and the Release voluntarily and free from any coercion or duress.

         8. MSC's Representations. MSC hereby represents to the Company as follows: MSC has all requisite power and authority to enter into and perform all of his obligations under this Agreement and the Release; this Agreement and the Release represent valid and binding obligations on MSC's part, enforceable in accordance with their terms; this Agreement and the Release have been duly executed and delivered by MSC; and the execution, delivery and performance of this Agreement and the Release by MSC will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which MSC is a party or by which MSC is bound, (ii) any judgment, decree or order applicable to MSC, or (iii) any law, rule or regulation of any governmental body applicable to MSC.

         9. The Company's Representations. The Company represents to MSC as follows: the Company is a corporation duly formed and in good standing under the laws of the State of Delaware; it has all requisite corporate power and authority to enter into and perform all its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly


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                  authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company; this Agreement constitutes a valid and binding agreement on the part of the Company, enforceable in accordance with its terms; and the execution, delivery and performance of this Agreement by the Company will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which the Company is a party or by which the Company is bound, (ii) any judgment, decree or order applicable to the Company, or (iii) any law, rule or regulation of any governmental body applicable to the Company.

         10. Governing Law. This Agreement and the Release shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions thereof.

         11. Further Assurances. MSC and the Company shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement and the Release.

         12. Assignability. Neither this Agreement nor the Release may be assigned by either party, except that the Company may assign any and all of its rights and obligations under this Agreement or the Release to one or more of its affiliates or to any parent or subsidiary corporation of the Company (in which case, references to the Company in this Agreement or the Release shall be deemed to be references to its permitted assignee); provided, that, no such assignment by the Company shall relieve the Company of its obligations hereunder.

         13. Entire Agreement. This Agreement and the Release constitute the entire agreement and supersede all prior agreements and understandings, oral or written, between MSC and the Company with respect to the subject matter hereof.

         14. Effect of Invalidity. Any term or provision of this Agreement or the Release which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or the Release or affecting the validity or enforceability of any of the terms or provisions of this Agreement or the Release in any other jurisdiction. If any provision of this Agreement or the Release is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.


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         15.      Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.



                                     UNITED AUTO GROUP, INC.



                                     By:  /s/ Robert H. Kurnick, Jr.
                                          --------------------------------------
                                          Name:Robert H. Kurnick, Jr.
                                          Title:Executive Vice President



                                     MARSHALL S. COGAN



                                     By:  /s/ Marshall S. Cogan
                                          --------------------------------------




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                                                                       EXHIBIT A

                                 GENERAL RELEASE



         1. In consideration of the payments and benefits to be provided to Marshall S. Cogan ("MSC") pursuant to the Termination Agreement (the "Termination Agreement"), as of even date herewith, by and between MSC and United Auto Group, Inc., a Delaware corporation (the "Company"), the sufficiency of which is acknowledged hereby, MSC, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and each of its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, executives, agents, attorneys and employees, and the successors, predecessors and assigns of each of the foregoing (collectively, the "Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which MSC, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party arising out of or in any way connected with MSC's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, excepting only:

                  (A) the obligations of the Company under the Termination Agreement; and

                  (B) any rights to indemnification MSC may have under (i) applicable corporate law or (ii) the by-laws or certificate of incorporation of any Released Party or as an insured under any director's and officer's liability insurance policy now or previously in force.

         2. This Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

                                /s/ Marshall S. Cogan
                                ------------------------------------------------
                                Marshall S. Cogan

                                Dated: April 24, 2001
                                      ------------------------------------------


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                                   RESIGNATION

         I, Marshall S. Cogan, hereby resign as director of United Auto Group, Inc. effective immediately as of the date hereof.




                                /s/ Marshall S. Cogan
                                ------------------------------------------------
                                Marshall S. Cogan

                                Dated: April 24, 2001
                                      ------------------------------------------